Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations	Paul Henning 212-554-5462
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces 23% Earnings Growth for the

Third Quarter; Proposed Follow-on Offering of 2,500,000 Shares of Its

Common Stock

Third Quarter Highlights:

•	Total revenue grew 32% to a record $37.3 million

•	Managed revenue grew 13% to a record $39.6 million

•	Diluted earnings per share of $0.26

•	Total client census grew to 34,202 from 27,734, a 23% increase

•	Total direct and managed contracts grew to 505, up 68%

TUCSON, ARIZONA – November 7, 2005 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the third quarter ended September 30, 2005.

For the third quarter, the Company reported net income of $2.6 million, or $0.26 per diluted share, compared to $2.1 million, or $0.22 per diluted share, for the prior year period, for a gain of $475,000, or 23%. Revenue was $37.3 million for the third quarter of 2005, an increase of 32% from $28.2 million for the comparable period in 2004. Providence’s direct client census grew to 18,306 at September 30, 2005, a 27% increase from 14,449 at September 30, 2004. The number of direct contracts increased to 270 at September 30, 2005 from 190 at September 30, 2004.

For the first nine months of 2005, the Company reported net income of $7.1 million, or $0.72 per diluted share. This compares to net income of $4.7 million, or $0.50 per diluted share for the prior year period. Revenue increased 55% to $104.6 million from $67.4 million for the same period one year ago.

Managed revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 13% to $39.6 million for the quarter ended September 30, 2005 from $35.1 million for the prior year period. For the nine

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5524 E. Fourth Street • Tucson, Arizona 85711 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com

Providence Service Corporation Reports Third Quarter Financial Results

months ended September 30, 2005, managed revenue increased 33% to $112.9 million from $84.5 million for the same period last year. Managed revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors understand trends in management fee revenue. Managed client census grew to 15,896 at September 30, 2005 as compared to 13,285 at September 30, 2004. Contracts of managed entities grew from 111 to 235 year over year.

“Even excluding the benefit of the Aspen acquisition, we had revenue growth coming primarily from increases in the number of clients served. Our net income margin from quarter to quarter remained stable and predictable, allowing revenue growth to mirror our earnings percentage growth,” commented Fletcher McCusker, Chairman and CEO of Providence.

“Looking to the fourth quarter we have raised our 2005 revenue guidance to $143 million from $135 million. We are also providing share count guidance of 9,970,000 shares for fully diluted calculations and consequently reaffirm our $0.99 EPS guidance utilizing the new share count. Looking out to 2006, the Federal budget appears supportive of our services, with proposed increases in social services spending in spite of a small overall decrease in Medicaid funding at the state level. As in the past, we expect to provide guidance for 2006 after the state legislatures report next year’s appropriations, which we anticipate will occur by early March.”

Proposed Offering

The Company also announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed follow-on offering of 2,500,000 shares of its common stock. Proceeds from the sale of shares pursuant to this offering will be used to repay the Company’s debt and to fund future acquisitions.

In addition, the underwriters may purchase up to an additional 375,000 shares of our common stock.

The managing underwriters of the proposed offering are SunTrust Robinson Humphrey and Avondale Partners, LLC. Copies of the preliminary prospectus may be obtained from SunTrust Robinson Humphrey, 3333 Peachtree Road NE, Atlanta, GA 30326 and Avondale Partners, LLC, 3102 West End Avenue, Suite 1100, Nashville, TN 37203.

Providence will hold a conference call today at 11:00 a.m. EST (9:00 a.m. Arizona and MST, 8:00 a.m. PST). Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.fulldisclosure.com. The call will also be available by dialing (800) 706-7749, or for international callers (617) 614-3474 and by using the passcode 58313909. A replay of the teleconference will be available on http://investor.provcorp.com and www.fulldisclosure.com. A replay will also be available until November 14, 2005 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 76586773.

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Providence Service Corporation Reports Third Quarter Financial Results

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 505 government contracts in 24 states and the District of Columbia as of September 30, 2005.

A registration statement relating to the securities being offered has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Operations

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Home and community based services	$28,700	$21,894	$83,785	$49,607
Foster care services	4,378	3,357	11,248	9,867
Management fees	4,269	2,968	9,567	7,879

	37,347	28,219	104,600	67,353

Operating expenses:
Client service expense	27,764	20,599	78,488	49,441
General and administrative expense	4,360	3,619	12,499	9,026
Depreciation and amortization	594	434	1,406	910

Total operating expenses	32,718	24,652	92,393	59,377

Operating income	4,629	3,567	12,207	7,976

Other (income) expense:
Interest expense	352	98	573	327
Interest income	(90)	(43)	(199)	(132)

Income before income taxes	4,367	3,512	11,833	7,781
Provision for income taxes	1,785	1,405	4,779	3,112

Net income	$2,582	$2,107	$7,054	$4,669

Earnings (loss) per common share:
Basic	$0.27	$0.22	$0.73	$0.51

Diluted	$0.26	$0.22	$0.72	$0.50

Weighted-average number of common shares outstanding:
Basic	9,743,061	9,466,470	9,618,849	9,129,979
Diluted	9,970,822	9,584,133	9,816,149	9,265,621

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	September 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$10,018	$10,657
Short-term investments	818	—
Accounts receivable, net of allowance of $543,000 and $221,000	21,770	18,823
Management fee receivable	6,040	5,023
Other receivables	2,363	—
Restricted cash	1,950	786
Prepaid expenses and other	3,087	2,748
Current portion of notes receivable	937	—
Deferred tax asset	810	475

Total current assets	47,793	38,512
Property and equipment, net	2,405	2,316
Notes receivable, less current portion	462	1,282
Goodwill	46,458	24,717
Intangible assets, net	16,926	7,511
Deferred tax asset	—	607
Other assets	872	976

Total assets	$114,916	$75,921

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,062	$1,244
Accrued expenses	8,630	7,995
Deferred revenue	423	948
Reinsurance liability reserve	2,224	—
Current portion of capital lease obligations	—	103
Current portion of long-term obligations	4,620	300

Total current liabilities	17,959	10,590
Deferred tax liability	4,155	—
Capital lease obligations, less current portion	—	33
Long-term obligations, less current portion	15,307	700

Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,798,680 and 9,486,879 issued and outstanding (including treasury shares)	10	9
Additional paid-in capital	71,574	65,732
Accumulated earnings (deficit)	6,210	(844)

	77,794	64,897
Less 146,905 treasury shares, at cost	299	299

Total stockholders’ equity	77,495	64,598

Total liabilities and stockholders’ equity	$114,916	$75,921

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Nine months ended September 30,
	2005	2004
Operating activities
Net income	$7,054	$4,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	660	511
Amortization	746	399
Amortization of deferred financing costs and discount on investment	90	76
Deferred income taxes	345	—
Stock compensation	—	129
Tax benefit upon exercise of stock options	516	469
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	(871)	(4,229)
Management fee receivable	(1,053)	(1,111)
Other receivables	(2,363)	—
Prepaid expenses and other	(146)	(714)
Reinsurance liability reserve	2,224	—
Accounts payable and accrued expenses	716	2,146
Deferred revenue	(526)	720

Net cash provided by operating activities	7,392	3,065
Investing activities
Purchase of property and equipment	(669)	(624)
Purchase of intangibles	(2,142)	(1,641)
Acquisition of businesses, net of cash acquired	(23,366)	(15,827)
Redemption of held-to-maturity investments	—	4,000
Advances to unconsolidated affiliate	—	(875)
Restricted cash for contract performance	(989)	(613)
Purchase of short-term investments	(818)	—
Settlement note from former related party	(117)	—

Net cash used in investing activities	(28,101)	(15,580)
Financing activities
Net (payments) borrowings on revolving note	587	(21)
Payments of capital leases	(135)	(67)
Proceeds from common stock issued pursuant to stock option exercise	2,254	419
Proceeds from common stock offering, net	—	12,649
Proceeds from long-term debt	18,500	—
Debt financing costs	(200)	(100)
Repayments of short-term debt	—	(1,400)
Repayments of long-term debt	(936)	(2,100)

Net cash provided by financing activities	20,070	9,380

Net change in cash	(639)	(3,135)
Cash at beginning of period	10,657	15,004

Cash at end of period	$10,018	$11,869

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